Exhibit 5.1

Faegre Drinker Biddle & Reath LLP One Logan Square, Ste. 2000 Philadelphia, Pennsylvania 19103-6996 +1 215 988 2700 main +1 215 988 2757 fax

February 24, 2023

Radian Group Inc.

550 East Swedesford Road, Suite 350

Wayne, PA 19087

Re:	Registration Statement on Form S-3 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as counsel to Radian Group Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) and the filing of the Registration Statement with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering by the Company from time to time of (i) common stock of the Company, par value $0.001 per share (the “Shares”), (ii) preferred stock of the Company, par value $0.001 per share (the “Preferred Shares”), (iii) senior debt securities of the Company (the “Senior Debt Securities”), (iv) senior subordinated debt securities of the Company (the “Senior Subordinated Debt Securities”), (v) subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities and the Senior Subordinated Debt Securities, the “Debt Securities”), which Debt Securities would be issued pursuant to respective indentures between the Company and an indenture trustee (as the same may be supplemented with respect to any particular Debt Securities, the “Indentures”), (vi) depositary shares representing fractional interests in Preferred Shares (the “Depositary Shares”) and to be issued pursuant to the terms of one or more deposit agreements (the “Deposit Agreements”), (vii) warrants to purchase Shares, Preferred Shares, Depositary Shares, Debt Securities or any combination thereof as may be designated by the Company at the time of the offering (the “Warrants”) and to be issued pursuant to the terms of one or more warrant agreements (the “Warrant Agreements”), (viii) rights to purchase Shares, Preferred Shares, Depositary Shares, Debt Securities or any combination thereof as may be designated by the Company at the time of the offering (the “Rights”) and to be issued pursuant to the terms of one or more rights agreements (the “Rights Agreements”), (ix) stock purchase contracts to purchase Shares, Preferred Shares or Depositary Shares or any combination thereof as may be designated by the Company at the time of the offering (the “Stock Purchase Contracts”) and (x) units consisting of Shares, Preferred Shares, Debt Securities, Warrants, Rights, Stock Purchase Contracts or any combination of those securities (the “Units”) to be issued pursuant to the terms of one or more unit agreements (the “Unit Agreements”).

The Shares, Preferred Shares, Debt Securities, Depositary Shares, Warrants, Rights, Stock Purchase Contracts and Units are collectively referred to herein as the “Securities.” The Securities may be offered separately or together with other Securities, in one or more series, and in amounts, at prices and on terms to be set forth in the prospectus and one or more supplements thereto constituting a part of the Registration Statement.

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In this capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated By-Laws, resolutions of the Company’s Board of Directors, certificates of representatives of the Company, and such other documents and corporate records relating to the Company and the issuance and sale of the Securities as we have deemed necessary as a basis for the opinions hereinafter expressed and have made such examination of statutes and decisions and reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion letter.

In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures (including electronic signatures), the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other documents, instruments, certificates and information made available to us by the Company.

On the basis of the foregoing and subject to the qualifications and assumptions expressed below, we are of the opinion that:

1. The Shares, when the issuance and sale thereof have been duly authorized by the Board of Directors of the Company in conformity with the Company’s Amended and Restated Certificate of Incorporation, and the Amended and Restated By-Laws, and when issued and delivered against payment therefor, and if issued upon the exercise, exchange or conversion of or otherwise pursuant to the terms of any Preferred Shares, Debt Securities, Warrants, Rights, Stock Purchase Contracts or Units, when issued and delivered as contemplated by the terms thereof and of the applicable Preferred Share designation, Indenture, Warrant Agreement, Rights Agreement, Stock Purchase Contract or Unit Agreement, respectively, relating thereto, will be validly issued, fully paid and non-assessable by the Company.

2. When the designation of the relative rights, preferences, privileges, qualifications, limitations and restrictions of any series of Preferred Shares has been duly authorized by the Board of Directors of the Company in conformity with the Company’s Amended and Restated Certificate of Incorporation, and the Amended and Restated By-Laws, and a proper and valid filing with the Secretary of State of the State of Delaware of a Certificate of Designations or an amendment to the Company’s Amended and Restated Certificate of Incorporation has been made setting forth such designation and relative rights, preferences, privileges, qualifications, limitations and restrictions, if any, with respect to such series of Preferred Shares, and upon the approval by the Board of Directors of the Company of the issuance and sale thereof, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Shares, and when such Preferred Shares are issued and delivered against payment therefor, and, if issued upon the exercise, exchange or conversion of or otherwise pursuant to the terms of any Debt Securities, Warrants, Rights, Stock Purchase Contracts or Units, when issued and delivered as contemplated by the terms thereof and of the applicable Indenture, Warrant Agreement, Rights Agreement, Stock Purchase Contract or Unit Agreement, respectively, relating thereto, such Preferred Shares will be validly issued, fully paid and non-assessable by the Company.

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3. When (a) the issuance, execution and delivery by the Company of the applicable Indenture and related Debt Securities shall have been duly authorized by all necessary corporate action on the part of the Company, (b) the applicable Indenture, in the form filed as an exhibit to the Registration Statement (or pursuant to the applicable rules of the Commission, on a Current Report on Form 8-K), shall have been duly executed and delivered by the Company and duly authorized, executed and delivered by the trustee of such Indenture, (c) the terms of the Debt Securities and their issue and sale shall have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company, and (d) the Debt Securities shall have been duly executed and authenticated in accordance with the terms of the applicable Indenture and issued and paid for as contemplated in the Registration Statement and the applicable supplement to the prospectus included in the Registration Statement (or pursuant to the applicable rules of the Commission, on a Current Report on Form 8-K), and, if issued upon the exercise, exchange or conversion of or otherwise pursuant to the terms of any Warrants, Rights or Units, when issued and delivered as contemplated by the terms thereof and of the applicable Warrant Agreement, Rights Agreement or Unit Agreement, respectively, relating thereto, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

4. When (a) the issuance, execution and delivery by the Company of any Depositary Shares shall have been duly authorized by all necessary corporate action on the part of the Company, (b) the Deposit Agreement relating thereto shall have been executed and delivered by the Company and duly authorized, executed and delivered by the bank or trust company selected by the Company to act as depositary thereunder and shall have been entered into in compliance with any applicable law or agreement binding on the Company, (c) each of the conditions expressed above in paragraph 2 with respect to the Preferred Shares underlying the Depositary Shares shall then be true, (d) the Preferred Shares underlying such Depositary Shares shall have been deposited with the depositary and (e) such Depositary Shares shall have been duly executed and delivered by the Company and paid for as contemplated in the Registration Statement, the applicable supplement to the prospectus included in the Registration Statement, and the Deposit Agreement relating thereto included in the Registration Statement (or pursuant to the applicable rules of the Commission, on a Current Report on Form 8-K), such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the applicable Deposit Agreements, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

5. When (a) the issuance, execution and delivery by the Company of any Warrants shall have been duly authorized by all necessary corporate action on the part of the Company, (b) the Warrant Agreement relating thereto shall have been executed and delivered by the Company and duly authorized, executed and delivered by the other party or parties thereto and shall have been

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entered into in compliance with any applicable law or agreement binding on the Company, and (c) such Warrants shall have been duly executed and delivered by the Company and paid for as contemplated in the Registration Statement, the applicable supplement to the prospectus included in the Registration Statement and the Warrant Agreement relating thereto included in the Registration Statement (or pursuant to the applicable rules of the Commission, on a Current Report on Form 8-K), such Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

6. When (a) the issuance, execution and delivery by the Company of any Rights shall have been duly authorized by all necessary corporate action on the part of the Company, (b) the Rights Agreement relating thereto shall have been executed and delivered by the Company and duly authorized, executed and delivered by the other party or parties thereto and shall have been entered into in compliance with any applicable law or agreement binding on the Company, and (c) such Rights shall have been duly executed and delivered by the Company and paid for as contemplated in the Registration Statement, the applicable supplement to the prospectus included in the Registration Statement and the Rights Agreement relating thereto included in the Registration Statement (or pursuant to the applicable rules of the Commission, on a Current Report on Form 8-K), such Rights will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

7. When (a) the issuance, execution and delivery by the Company of any Stock Purchase Contracts shall have been duly authorized by all necessary corporate action on the part of the Company, (b) the Stock Purchase Contracts shall have been executed and delivered by the Company and duly authorized, executed and delivered by the other party or parties thereto and shall have been entered into in compliance with any applicable law or agreement binding on the Company, and (c) such Stock Purchase Contracts shall have been paid for in accordance with their terms and as contemplated in the Registration Statement and the applicable supplement to the prospectus included in the Registration Statement (or pursuant to the applicable rules of the Commission, on a Current Report on Form 8-K), such Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

8. When (a) the issuance, execution and delivery by the Company of any Units shall have been duly authorized by all necessary corporate action on the part of the Company, (b) the Unit Agreement relating thereto shall have been executed and delivered by the Company and duly authorized, executed and delivered by the other party or parties thereto and shall have been entered into in compliance with any applicable law or agreement binding on the Company and (c) such

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Units shall have been duly executed and delivered by the Company and paid for as contemplated in the Registration Statement, the applicable supplement to the prospectus included in the Registration Statement and the Unit Agreement relating thereto included in the Registration Statement (or pursuant to the applicable rules of the Commission, on a Current Report on Form 8-K), such Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

In connection with the opinions expressed above, we have assumed that, at or before the time of the delivery of any such security, (i) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security; (iii) the Company will remain duly organized, validly existing and in good standing under the laws of the State of Delaware; (iv) no relevant corporate actions will have been modified or rescinded; (v) the Indenture will have been qualified under the Trust Indenture Act; (vi) all certificates evidencing any Securities will be in the form required by law and approved for issuance by the Company; (vii) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware; (viii) the Securities will be duly registered on the books of the transfer agent and registrar thereof in the name and on behalf of the holders thereof; (ix) no Shares or Preferred Shares shall be issued for less than the par value thereof; (x) upon the issuance of any Shares or Preferred Shares, including any Preferred Shares underlying Depositary Shares, the total number of Shares and Preferred Shares, respectively, issued and outstanding will not exceed the total number of Shares and Preferred Shares, respectively, that the Company is then authorized to issue under its Amended and Restated Certificate of Incorporation; and (xi) the Indenture, the Debt Securities, the Deposit Agreement, the Warrant Agreement, the Rights Agreement, the Stock Purchase Contract, and the Unit Agreement are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above with respect to the Company). We have also assumed that none of the terms of any security to be established subsequent to the date hereof, the issuance and delivery of such security or the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company. We express no opinion concerning the laws of any jurisdiction other than (i) the law of the Commonwealth of Pennsylvania, (ii) the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), and (iii) solely with respect to the Indentures included as exhibits to the Registration Statement, the laws of the State of New York.

Without limiting any other qualifications set forth herein, the opinions expressed herein are subject to the effect of generally applicable laws that (a) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver; (b) limit the enforcement of provisions of instruments or agreements that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (c) limit the availability of a remedy under certain

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circumstances where another remedy has been elected; (d) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of or contribution to a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct or insofar as such provisions otherwise contravene public policy; (e) may, where less than all of an instrument or agreement may be unenforceable, limit the enforceability of the balance of the instrument or agreement to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; (f) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs; (g) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the instrument or agreement; (h) may require mitigation of damages; (i) may limit the enforceability of certain waivers; and (j) provide a time limitation after which a remedy may not be enforced (i.e., statutes of limitation).

Although Debt Securities may be denominated in currencies or composite currencies other than the United States dollar, we express no opinion as to whether a court would award a judgment in a currency or composite currency other than United States dollars. Further, we express no opinion with respect to the enforceability of any provision specifying rates of exchange for, or requiring indemnity against loss in, converting into a specified currency or composite currency the proceeds or amount of a court judgment in another currency.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission issued thereunder.

Very truly yours,

FAEGRE DRINKER BIDDLE & REATH LLP

By:	/s/ F. Douglas Raymond
F. Douglas Raymond, Partner